Path 1 Network Technologies Inc.

                                                   6215 Ferris Square, Suite 140
                                                            San Diego, CA  92121
                                                              Phone 858.450.4220
                                                                Fax 858.450.4203
                                                                   www.path1.com


September 25, 2002

Dr. Moshe Nazerathy

Dear Dr. Nazerathy:

On behalf of Path 1 Network Technologies Inc., I would like to invite you to become a Director on our Board of Directors. We believe your skills and talents would greatly add to this distinguished panel.

    Position:             Director

    Reporting to:         Chairman of the Board of Directors
    Monthly Compensation: US$2,000.
    Stock Options:        Incentive stock options on 25,000 shares Common Stock
                          with an exercise price of US$1.20 per share fully vesting quarterly over a two (2) year period in accordance with the company's 2000 Stock Option Plan.

    Start Date:           Immediate

We look forward to your acceptance of this offer and to a mutually rewarding professional relationship.

Sincerely,

Path 1 Network Technologies Inc.

/s/ Frederick A. Cary
Frederick A. Cary
Chairman of the Board

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         If you agree to all the terms and conditions of this agreement,  please sign and return to me, at which time it will become binding.
         /s/ Moshe Nazarathy                              Sep 25th 02
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